SECOND AMENDMENT TO AGREEMENT OF SALE

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this "Amendment"), is entered into as of the 15th day of November, 1996, by and between Transwestern Investment Company, L.L.C., ("Purchaser"), and Pacific Center Investors, a joint venture ("Seller").

                                  WITNESSETH:

     A. Purchaser and Seller have heretofore entered into a certain Agreement of Sale dated October 10, 1996 as amended by a First Amendment thereto dated November 8, 1996 ("Agreement") for the purchase and sale of the property commonly known as Pacific Center I and Pacific Center II, located in Dallas, Texas.

     B. Purchaser and Seller now desire to amend the Agreement as provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Purchase Price as defined in Paragraph 1 of the Agreement, is hereby changed to $15,950,000.

     2. Notwithstanding anything in Paragraph 15 of the Agreement to the contrary, in the event that the final real estate tax bill for 1996 is not available at closing, Purchaser and Seller agree to reprorate real estate taxes based on the actual tax bill for 1996 within 10 days after the final bill for 1996 has been issued and made available to the parties.

     3. Except as specifically modified herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                         PURCHASER:

                         TRANSWESTERN INVESTMENT COMPANY, L.L.C.

                         By:  /s/ Stephen R. Quazzo
                              --------------------------------------
                         Name:    Stephen R. Quazzo
                              --------------------------------------
                         Its:     Managing Director
                              --------------------------------------

                         SELLER:

                         PACIFIC CENTER INVESTORS, a joint venture

                         By: Labroc I Limited Partnership, an Illinois limited partnership

                              By:  Balcor Equity Partners-I, an Illinois
                                   general partnership, its general partner

                                   By:  The Balcor Company, a Delaware
                                        corporation, a partner

                                   By:  /s/ James E. Mendelson
                                        ------------------------------------
                                   Name:    James E. Mendelson
                                        ------------------------------------
                                   Its:     Authorized Representative
                                        ------------------------------------

                         By: Labroc II Limited Partnership, an Illinois limited partnership

                              By:  Balcor Equity Partners-II, an Illinois
                                   general partnership, its general partner

                                   By:  The Balcor Company, a Delaware
                                        corporation, a partner

                                        By:   /s/ James E. Mendelson
                                             --------------------------------
                                        Name:     James E. Mendelson
                                             --------------------------------
                                        Its:      Managing Representative
                                             --------------------------------